UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2019
Quad/Graphics, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	001-34806	39-1152983
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

N61 W23044 Harry’s Way, Sussex, Wisconsin 53089-3995
(Address of principal executive offices, including zip code)

(414) 566-6000
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On March 8, 2019, the Compensation Committee of the Board of Directors and the Board of Directors of Quad/Graphics, Inc. (the “Company”) approved a two-year incentive compensation program relating to 2018-2019 (the “2018-2019 Incentive Program”) under which designated participants, including the Company’s named executive officers, will receive an initial payment in March 2019 and be eligible for a second payment in early 2020. The March 2019 payments are in recognition of the participants’ corporate development, integration planning and integration efforts in 2018. The 2020 payments will be contingent on the participants’ continued employment and satisfactory corporate development, integration planning and integration efforts in 2019. The 2020 payments will be offset by any amounts earned under the Company’s 2019 annual incentive plan, and the 2019 payments are in lieu of any payments under the Company’s 2018 annual incentive plan, with respect to which the threshold performance goal was not achieved. Pursuant to the 2018-2019 Incentive Program, the amount payable to each individual named executive officer in March 2019, as well as the amount payable to each individual named executive officer in early 2020 if the service and performance requirements are met, is expected to range from $70,000 to $850,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 14, 2019

QUAD/GRAPHICS, INC.

		By:	/s/ Jennifer J. Kent
Jennifer J. Kent
Executive Vice President of Administration, General Counsel and Secretary